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                                                                    Exhibit 23.1

                        [Arthur Andersen LLP Letterhead]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of FiberNet Telecom Group, Inc. we hereby consent to the incorporation by reference in this registration statement of our reports dated March 7, 2000, May 10, 2000, August 10, 2000 and October 4, 2000, included in FiberNet's Form 10K for the year ended December 31, 1999, and Forms 10Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, respectively, and to all references to our Firm included in this registration statement.


                                         /s/ Arthur Andersen LLP
                                         Arthur Andersen LLP

January 18, 2001
New York, New York